Exhibit 10.4

        WESTMORELAND COAL COMPANY

        Deferred Compensation Plan

WESTMORELAND COAL COMPANY

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ARTICLE I

PURPOSE AND EFFECTIVE DATE

        1.01      Title.       This Plan shall be known as Westmoreland Coal Company Deferred Compensation Plan (hereinafter referred to as the "Plan").

        1.02      Purpose.      The purpose of the Plan is to permit certain members of senior management, to defer sums that may become payable pursuant to the 2000 Performance Unit Plan or any other Long-Term Incentive Plan. The Plan constitutes an unfunded “top hat” arrangement under Title I of ERISA as well as for income tax purposes.

        1.03      Effective Date.      The effective date of this Plan shall be May 1, 2003.

ARTICLE II

DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENT

        2.01      Beneficiary.      “Beneficiary” shall mean the person or persons designated, pursuant to Article VIII, by the Participant to receive such payments as may become payable hereunder after the death of said Participant.

        2.02      Board.      "Board" shall mean the Board of Directors of the Company.

        2.03      Bonus Compensation.      “Bonus Compensation” shall mean any payment in cash to an Employee under the terms of the 2000 Performance Unit Plan or any other long-term performance compensation plan, program or arrangement in effect as of the Effective Date of this Plan or adopted thereafter under which the Company pays an amount of cash remuneration to an Employee above such Participant’s base salary and annual incentive compensation.

        2.04      Change in Control.      "Change in Control" shall mean:

             (a)      The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3) promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company or any of its subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (iii) any acquisition by any corporation with respect to which, following such acquisition, more than 75 percent of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

              (b)      Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual threatened solicitation of proxies or consents; or

             (c)      Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 75 percent of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to cote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

        2.05     Committee.       "Committee" shall mean the Compensation and Benefits Committee of the Board.

        2.06      Company.      “Company” shall mean Westmoreland Coal Company and any subsidiary or affiliated companies that adopt the Plan, with the Company’s approval, for their employees, or any successor or entity by operation of law or any successor or entity which affirmatively adopts the Plan, the related trust, if any, and the obligations of Westmoreland Coal Company with respect to the Plan.

        2.07      Compensation.      “Compensation” shall mean, in the case of an Employee, Performance Unit Plan or other Long-Term Incentive Compensation earned, or to be earned, during a Plan year.

        2.08      Crediting Rate.      “Crediting Rate” shall mean an interest rate equal to the prime rate as reported by the Wall Street Journal or other similar publication plus 1% on the balance for any amounts deferred for the first 3 years and on amounts deferred for each full year after 3 years the interest shall increase by ¼ % for each additional year up to a maximum of prime interest rate plus 2%.

        2.09      Deferral.      “Deferral” shall mean that portion of a Participant’s Compensation to be paid during a Plan year which a Participant elects to have and is deferred during any one Plan Year. In the event of a Participant’s Termination of Service prior to the end of a Plan Year, such year’s Deferral shall be the actual amount deferred and withheld prior to such Termination of Service.

        2.10      Deferral Account.      “Deferral Account” shall mean the record of a Participant’s interest in this Plan represented by the Deferrals and Supplemental Contributions, with all earnings thereon credited to such Account on behalf of the Participant under this Plan, and all withdrawals and distributions thereon debited from such Account.

        2.11      Deferral Account Balance.      “Deferral Account Balance” shall mean with respect to a Participant the sum of (i) his or her Deferred Compensation, plus (ii) interest credited in accordance with Article V of this Plan, less (iii) all withdrawals and distributions. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to this Plan.

        2.12      Deferred Compensation.       "Deferred Compensation" shall mean the sum of all of a Participant's Deferrals under the Deferral Account.

        2.13      Disability.      “Disability” shall mean the total and permanent disability of a Participant, as determined under the terms of the long-term disability plan of the Company, or, in the absence of a long-term disability plan, as determined by the Board, in its sole and absolute discretion.

        2.14      Election Date.      “Election Date” shall mean the date established by the Committee as the date before which an Employee must submit a valid Election Form to the Committee to effect a Deferral hereunder. The applicable Election Dates can be no later than the following: (a) 30 days after the Effective Date of the Plan for Employees who are eligible to participate at the time the Plan is adopted, (b) 30 days after a newly eligible Employee is notified of the right to participate in the Plan, or (c) December 15 prior to any following Plan Year if (a) or (b) above do not apply.

        2.15      Election Form.       “Election Form” shall mean the form established from time to time by the Committee that an Employee completes, signs and returns to the Committee to make a Deferral under the Plan.

        2.16      Employee.      “Employee” shall mean any person who renders services as a common law employee to the Company, or any of its subsidiaries or affiliates, and is a member of a select group of management as determined by the Committee.

        2.17      ERISA.       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

        2.18      Exchange Act.       "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

        2.19      Participant.      “Participant” shall mean an Employee who has Deferred Compensation pursuant to the terms of this Plan, and whose Deferral Account Balance has not yet been fully distributed.

        2.20      Plan.      “Plan” shall mean the Westmoreland Coal Company Deferred Compensation Plan as described in this instrument and as amended from time to time.

        2.21      Plan Year.       "Plan Year" shall mean a calendar year.

        2.22      Retirement.      “Retirement” shall mean the Termination of Service of a Participant from the employ or service of the Company, or any of its subsidiaries or affiliates, in accordance with the terms of the applicable Company retirement plan, or if a Participant is not covered by any such plan, the Termination of Service of the Participant on or after the earliest to occur of the following:

             a.       the attainment by the Participant of the age of 62, or

             b.       the attainment by the Participant of the age of 55 and 10 years of employment or service with the Company or any of its subsidiaries or affiliates.

        2.23      Supplemental Contribution.       "Supplemental Contribution" shall mean that supplemental amount credited by the Company to a Participant's Deferral Account pursuant to Section 4.05 hereof.

        2.24      Termination of Service.      “Termination of Service” or similar expression shall mean the termination of the Participant’s employment as an Employee of the Company and any division, subsidiary or affiliate thereof, for any reason other than Retirement. Transfer of employment or service from the Company, or from an affiliate or subsidiary of the Company to another affiliate or subsidiary of the Company or to the Company, will not constitute a Termination of Service for purposes of this Plan. A Disabled Participant shall be deemed to have terminated service for purposes of this Plan.

        2.25      Unforeseeable Financial Emergency.      “Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

        2.26      Valuation Date.       "Valuation Date" shall mean, for purposes of Deferral Accounts, the last day of each calendar year.

        2.27      Year Certain.      “Year Certain” shall mean a specific year in which distribution of a Deferral is made or commences, as elected by a Participant pursuant to Section 4.01 hereof, which year shall be at least three but not more than ten years from the Election Date applicable thereto.

        2.28      Gender and Number.      Wherever the context so requires, masculine pronouns include the feminine and singular words shall include the plural.

        2.29      Titles.      Titles of the Articles of this Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of this Plan document.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

        3.01      Eligibility.      Eligibility for Employee participation in the Plan shall be determined by the Committee, in its sole discretion, but each Employee must be a member of a select group of management or a highly compensated Employee of the Company. An eligible Employee will remain eligible to participate in the Plan with respect to each Plan Year following such eligible Employee’s initial selection by the Committee, unless removed as an eligible Employee with respect to a Plan Year (or Plan Years) by action of the Committee in its sole discretion. If the Committee determines that participation in the Plan by a Participant will cause the Plan to be subject to Parts 2, 3, or 4 of Title I of ERISA, the Committee may, in its sole discretion, immediately pay to the Participant the value of his or her Deferral Account.

        3.02      Participation.      An eligible Employee may elect to participate in the Plan by completing, signing and returning to the Committee a duly executed Election Form no later than the applicable Election Date. A Deferral Account will be established for each Participant at the time an Election Form is received by the Committee.

ARTICLE IV

PARTICIPANT DEFERRALS OF COMPENSATION

        4.01      Deferred Compensation.

                   (a)      An Employee may defer up to 100% of the cash portion of his or her Compensation under the 2000 Performance Unit Plan or any other Long-Term Incentive Plan that has been previously approved by the Committee in 1% increments, until the earliest to occur of Termination of Service, death, disability, January 1 of a Year Certain or January 1 of the year following Retirement. Each Participant shall elect such Deferral by completing, signing and returning to the Committee an Election Form by the applicable Election Date: (1) specifying the applicable amounts of Deferral and the date as of which the amounts so deferred will become payable unless otherwise provided in this Plan; (2) authorizing such Employee's 2000 Performance Unit Plan or any other Long-Term Incentive Plan Compensation payable for a Plan Year to be so reduced and deferred hereunder; and (3) indicating the form of payment of the amounts so deferred. The amounts deferred hereunder shall be added to the Participant's Deferral Account. Notwithstanding the foregoing, the Committee may, without amending this Plan, determine that the maximum permissible Deferral will be less than the percentage set forth herein.

        4.02      Duration of Election Form.      If properly received by the Committee on or before the applicable Election Date, a Deferral hereunder will be effective only with respect to Compensation paid in the Plan Year to which the Deferral applies. A Participant’s Deferral may be modified or terminated as provided in Section 4.03. Future deferrals will be terminated automatically for any Participant who is deemed (by the Committee) to no longer be eligible for participation in the Plan.

        4.03      Election to Modify or Terminate Future Contributions.      Subject to the provisions of Section 7.01 and 7.02 hereof, all Deferrals hereunder are irrevocable. A Participant who desires to modify or terminate the amount of future Compensation being deferred under the Plan or to change the form of payment of Deferrals must notify the Committee in writing on an Election Form approved and provided by the Committee. Elections to decrease or terminate deferrals of future Compensation shall become effective as soon as administratively possible. Elections to increase deferrals of future Compensation shall become effective on January 1 of the next Plan Year. Elections to change the form of payment of Deferrals hereunder must be made at least twelve (12) months prior to the payment or commencement of payment of such Deferrals.

        4.04      Vesting.       A Participant shall be fully vested at all times in his or her Deferrals and any accretions to the Deferrals by application of the designated Crediting Rate.

        4.05      Supplemental Contribution.      The Company may make Supplemental Contributions to a Participant’s Deferral Account at the sole and absolute discretion of the Committee. Any Supplemental Contribution shall be credited with interest on each Valuation Date at the Crediting Rate, and shall be distributed to the Participant according to the elections made by the Participant governing his or her Deferral in the year such Supplemental Contributions are made, or, if the Participant has made no Deferral in such year, then in the year in which the Participant last made a Deferral. Supplemental Contributions shall vest according to the schedule determined by the Committee in its discretion at the time the Supplemental Contribution is made to a Participant’s Deferral Account.

ARTICLE V

DEFERRAL ACCOUNTS

        5.01      Maintenance of Accounts.      A separate Deferral Account shall be maintained for each Participant, and more than one Deferral Account may be maintained for a Participant, as deemed necessary by the Committee for administrative purposes. A Participant’s Deferral Account(s) shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan, and shall not constitute or be treated as a trust fund of any kind. The Committee shall determine the balance of each Deferral Account as of each Valuation Date, by adjusting the balance of such Deferral Account to reflect interest credits pursuant to Article V, as of each Valuation Date and distributions and withdrawals to any of the accounts pursuant to Articles VI and VII hereof.

        5.02      Deferral Account.      A Participant’s Deferrals hereunder will be credited to the Participant’s Deferral Account as of the date on which the Participant’s Compensation would otherwise have been paid to the Participant had it not been deferred. All amounts credited to a Participant’s Deferral Account shall be treated as a reduction of Compensation otherwise payable to such Participant and interest will be paid at the Crediting Rate. Distributions and withdrawals pursuant to Articles VI and VII shall be debited against a Participant’s Deferral Account.

        5.03      Interest.      Prior to any distribution of a Participant’s Deferral Account Balance under Article VI herein, the Company shall credit the Deferral Account with interest on each Valuation Date at the Crediting Rate. Interest credits to the Deferral Account Balance in accordance with this Article V shall continue until the Deferral Account Balance is paid in full to the Participant or the Participant’s Beneficiary.

        5.04      Statement of Accounts.      The Committee shall provide periodically but in no event less frequently than once a year to each Participant a statement setting forth the balance of such Participant’s Deferral Account(s) as of the end of the most recently completed accounting period, in such form as the Committee deems desirable.

ARTICLE VI

DISTRIBUTION

        6.01      Distributions.      Distribution of a Participant’s Deferred compensation shall be in a lump sum or in annual installments over a period of up to ten years, as specified on the Participant’s Election Form. If a payment form is not specified by the Participant for any particular Plan Year in which the Participant made a Deferral such Deferred Compensation shall be distributed as the Committee in its sole discretion may determine, including as a lump sum upon the Participant’s Termination of Service. If the Participant has elected to receive payments in installments, the Company shall make annual payments in cash from the Participant’s Deferral Account in an amount equal to (i) the balance of such Deferral as of the Valuation Date preceding the payment date, times (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including the installment being made). The first such installment shall be paid on the January 1 immediately following the Participant’s Retirement, or on January 1 of the Year Certain elected by the Participant, as the case may be, and each subsequent installment shall be paid on or about each January 1 thereafter for the number of years elected by the Participant.

        6.02      Form of Distribution.       All distributions from a Participant's Deferral Account shall be made in cash only.

        6.03      Payments Upon Termination.      A Participant’s Deferral Account Balance shall be paid in accordance with the Participant’s Election Form. The Committee reserves the right upon application of the Participant and in its sole discretion to commute the Participant’s election and pay the benefits in a lump sum immediately following a Participant’s Termination of Service if the Participant’s Termination of Service occurs prior to the elected period of deferral.

        6.04      Death or Disability Prior to Commencement of Benefit Payments.      In the event of a Participant’s death or disability prior to the commencement of benefit payments hereunder, an amount equal to the Participant’s Deferral Account Balance shall be paid or commence to be paid to the Participant or the Participant’s Beneficiary, as the case may be, in a lump sum or in annual installments over a period of up to ten years, as specified on the Participant’s Election Form, on the first January 1 immediately following the Participant’s death or Disability. The Committee reserves the right upon application of the Participant or the Participant’s designated beneficiary to modify any election and permit payments to be made in annual installments or in a lump sum.

        6.05      Death of a Participant Subsequent to Commencement of Benefit Payments.      In the event of the death of a Participant subsequent to commencement of benefit installment payments hereunder but prior to completion of such payments, the installments shall continue and shall be paid to the designated Beneficiary as if the Participant had survived. The Company shall reserve the right to commute and pay the benefits in a lump sum.

        6.06      Redeferral Election.      Notwithstanding the foregoing, a Participant will be permitted to elect to change the form of payments for previous Deferrals, provided that the redeferral election must be made at least one full calendar year prior to the date on which such distribution would be made or commence to be made in the absence of such redeferral. A redeferral election may be made by submitting an amended Deferral Election Form, or in such other manner as is provided by the Committee.

        6.07      Taxes.      Each Participant shall be responsible for the payment of any and all income and employment taxes which are due and payable on amounts deferred and distributed hereunder. The Company may withhold from a payment or other compensation payable to the Participant any federal, state, or local taxes required to be withheld with respect to such payment and such sum as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

ARTICLE VII

WITHDRAWALS

        7.01      Withdrawals for Unforeseeable Financial Emergency.      At the request of a Participant in the event of an Unforeseeable Financial Emergency or at the request of any of the Participant’s Beneficiaries after the Participant’s death, the Committee may, in its sole discretion, accelerate and pay all or part of the value of a Participant’s Deferral Account Balance. An accelerated distribution hereunder for an Unforeseeable Financial Emergency must be limited to only that amount necessary to relieve the Unforeseeable Financial Emergency (plus any appropriate taxes). Amounts to be distributed to a Participant hereunder will be subject to applicable tax withholding. A Participant that makes a withdrawal for an unforeseeable financial emergency will be precluded from further participation for a period of twelve (12) months following the month during which the Participant’s withdrawal request is received by the Committee.

        7.02      Other Premature Withdrawals.      A Participant may request the withdrawal of all of such Participant’s Deferral Account, (not in excess of the balance of such Deferral Account) prior to date of distribution under this Plan, for reasons other than a financial need. The Participant will acknowledge and agree that in consideration for the current payment of the relevant portion of the Participant’s Deferral Account, the Participant will forfeit ten percent (10%) of the total pre-withdrawal value of such portion of the Participant’s Deferral Account. In addition, the Participant will be precluded from further participation in the Plan for a period of twelve (12) months following the month during which the Participant’s withdrawal request is received by the Committee.

        7.03      Withdrawal Processing.

              (a)       Minimum Amount.      There is no minimum payment for any type of withdrawal.

              (b)      Application by Participant.       To apply for any type of withdrawal, a Participant must submit to the Committee a withdrawal request, in accordance with such uniform and nondiscriminatory procedure as will be established by the Committee.

              (c)       Approval by Committee.       The Committee is responsible for determining that a withdrawal request conforms to the requirements described in this Article and notifying the Company of any payments to be made in a timely manner. With respect to any withdrawal request under Article 7.01 hereof, the Committee's decision to allow a Participant to withdraw all or part of such Participant's Deferral Account in connection with an Unforeseeable Financial Emergency will be based on the facts and circumstances of each case. However, in no event will the amount withdrawn exceed the lesser of the amount which the Committee deems necessary to satisfy such financial need (plus any appropriate taxes) or the balance of such Participant's Deferral Account. Any request to make a withdrawal by a member of the Committee may be approved only by disinterested members of the Committee, or if none, by the Board.

              (d)       Time of Processing.       The Company will make payment to the Participant as soon as is administratively feasible following approval of the withdrawal request.

              (e)       Medium and Form of Payment.      The medium of payment for withdrawals from Deferral Accounts is cash. The form of payment for all withdrawals will be a single-sum payment.

ARTICLE VIII

BENEFICIARY

        8.01      Beneficiary Designation.      A Participant shall designate a Beneficiary to receive benefits under the Plan on the beneficiary designation form provided by the Committee. If more than one Beneficiary is named, the share and/or precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the Committee a new beneficiary designation form.

        8.02      Proper Beneficiary.      If the Committee has any doubt as to the proper Beneficiary to receive payments hereunder, the Committee shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Committee, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment.

        8.03      Minor or Incompetent Beneficiary.      In making any payments to or for the benefit of any minor or an incompetent Beneficiary, the Committee, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Company. Neither the Company nor the Committee shall have any responsibility to see to the proper application of any payments so made.

        8.04      No Beneficiary Designation.      If a Participant fails to designate a Beneficiary as provided in Article 8.01 above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor, administrator or personal representative of the Participant’s estate.

ARTICLE IX

ADMINISTRATION OF THE PLAN

        9.01      Majority Vote.      All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting. Such resolutions or actions shall be confirmed in writing by a Board resolution.

        9.02      Finality of Determination.      Subject to the Plan, the Committee shall, from time to time, establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. The interpretations, decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan, and cannot be overruled by a court of law unless arbitrary or capricious.

        9.03      Certificates and Reports.      The members of the Committee and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

        9.04      Indemnification and Exculpation.      The Company shall indemnify and hold harmless each current and former member of the Committee and each current and former member of the Board against any and all expenses and liabilities (to the extent not indemnified under any liability insurance contract or other indemnification agreement) which the person incurs on account of any act or failure to act in connection with the good faith administration of the Plan. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member of the Committee may be entitled as a matter of law, but shall be conditioned upon the person’s notifying the Company of the claim of liability within 60 days of the notice of that claim and offering the Company the right to participate in and control the settlement and defense of the claim. The foregoing provision will not be applicable to any person if the loss, cost, liability or expense is due to such person’s gross negligence or willful misconduct.

        9.05      Expenses.       The expenses of administering the Plan shall be borne by the Company.

ARTICLE X

CLAIMS PROCEDURE

        10.01      Written Claim.      Benefits shall be paid in accordance with the provisions of this Plan. The Participant, or a designated Beneficiary or any other person claiming through the Participant shall make a written request for benefits under this Plan. This written claim shall be mailed or delivered to the Committee. Such claim shall be reviewed by the Committee or a delegate.

        10.02      Denied Claim.      If the claim is denied, in full or in part, the Committee shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

        10.03      Review Procedure.      If the claim is denied and a review is desired, the Participant (or Beneficiary) shall notify the Committee in writing within sixty (60) days after receipt of the written notice of denial. In requesting a review, the Participant or Beneficiary may request a review of pertinent documents with regard to the benefits created under this agreement, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Committee.

        10.04      Committee Review.      The decision on the review of the denied claim shall be rendered by the Committee within sixty (60) days after the receipt of the request for review (if no hearing is held) or within sixty (60) days after the hearing if one is held. The decision shall be written and shall state the specific reasons for the decision including reference to specific provisions of this Plan on which the decision is based.

ARTICLE XI

NATURE OF COMPANY’S OBLIGATION

        11.01     Company's Obligation.       The Company's obligations under this Plan shall be an unfunded and unsecured promise to pay. The Company shall not be obligated under any circumstances to fund its financial obligations under this Plan.

        11.02      Creditor Status.      Any assets which the Company may acquire or set aside to help cover its financial liabilities hereunder are and must remain general assets of the Company subject to the claims of its general unsecured creditors. Neither the Company nor this Plan gives a Participant or Beneficiary any beneficial ownership interest in any asset of the Company. In the event that the Company elects to invest funds to pay Deferral Account Balances under the terms of this Plan, title to and beneficial ownership of such assets shall at all times remain in the Company. All Plan Participants and Beneficiaries shall be unsecured general creditors of the Company.

        11.03      Grantor Trust.      In order to meet its contingent obligations hereunder, the Company may, at the sole and absolute discretion of the Committee, set aside or earmark funds in an amount determined by the Committee to be equal to the total amounts necessary to provide benefits under the Plan. The Company, at the sole and absolute discretion of the Committee, may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company’s creditors, to assist it in accumulating funds to pay its obligations hereunder. Upon a Change in Control, the Company shall contribute to such a grantor trust an amount equal to the value of accrued benefits for Participants, and shall as of the last day of each Plan Year thereafter contribute the amount of any incremental accrued benefits to the trust.

ARTICLE XII

AMENDMENT AND TERMINATION OF PLAN

        12.01      Amendment.      The Board reserves the right to amend this Plan from time to time in whole or in part; provided, however, that no such amendment may reduce, or relieve the Company of, any obligation with respect to the balance of any Deferral Account(s) maintained under this Plan as accrued at the time of such amendment, nor shall any amendment otherwise have a retroactive effect, without the written consent of the affected Participant or Beneficiary as the case may be.

        12.02      Termination.      The Company, by action of the Board, reserves the right to prospectively terminate this Plan for any reason, with respect to future Deferrals. No such termination shall affect the Deferral Account balances which shall have accrued for Participants at the time of such termination. The Board reserves the right to accelerate the payment of any benefits payable under this Plan at any time without the consent of the Participant, the Participant’s estate, a Beneficiary or any other person claiming through the Participant.

ARTICLE XIII

MISCELLANEOUS

        13.01      Written Notice.      Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Committee at the Company. If notice is to be given to the Participant, such notice shall be sent to the Participant’s last known address.

        13.02      Change of Address.      Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

        13.03      Merger, Consolidation or Acquisition.      The Plan shall be binding upon the Company, its assigns, and any successor to the Company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Participant, a Beneficiary, assigns, heirs, executors and administrators.

        13.04      Employment.      Neither the creation of this Plan or anything contained herein shall be construed as giving any Participant hereunder any right to continuous service with the Company.

        13.05      Non-transferability.      Except insofar as prohibited by applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized by the Company. Neither the Participant, spouse, or designated Beneficiary shall have any power to hypothecate, mortgage, commute, modify, or otherwise encumber in advance of any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony maintenance, owed by the Participant or Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

        13.06      Legal Fees.      All reasonable legal fees incurred by any Participant (or former Participant) to successfully enforce valid rights under this Plan shall be paid by the Company in addition to sums due under this Plan.

        13.07      Tax Withholding.      The Company may withhold from a payment any federal, state, or local taxes required by law to be withheld with respect to such payment and such sum as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

        13.08       Applicable Law.       This Plan shall be governed by the laws of the State of Colorado, without regard to the conflicts-of-law rules of such State, to the extent not preempted by the laws of the United States of America.

        13.09      Invalidity of Certain Provisions.      If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions hereof and this Plan will be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

        IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer on this 23rd day of May, 2003, effective as of the 1st day of May, 2003.

WESTMORELAND COAL COMPANY

By /s/ Christopher K. Seglem
     President and Chief Executive Officer

ATTEST:

By /s/ W. Michael Lepchitz

            [SEAL]